EXHIBIT 32.1

                           Section 1350 Certifications


Solely for the purposes of complying with 18 U.S.C. Section 1350, (i) the undersigned Chairman and Chief Executive Officer and (ii) the undersigned Chief Financial Officer of Trailer Bridge, Inc. (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ John D. McCown
                                        ----------------------------------------
                                        John D. McCown
                                        Chairman and Chief Executive Officer

                                        August 13, 2003



                                        /s/ Mark A. Tanner
                                        ----------------------------------------
                                        Mark A. Tanner
                                        Vice President of Administration and
                                        Chief Financial Officer

                                        August 13, 2003